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Exhibit 99

                           [Front Side of Proxy Card]

                          CHEMEX PHARMACEUTICALS, INC.
          660 White Plains Road, Suite 400, Tarrytown, New York 10591 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned, having received the Notice of Special Meeting and Proxy Statement/Prospectus dated ____________, 1995, and revoking any proxy heretofore given, hereby appoints Herbert H. McDade, Jr. and J. Michael Flinn, or either of them, proxies of the undersigned with full power of substitution and to vote all shares of common stock of Chemex Pharmaceuticals, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders in Lieu of 1995 Annual Meeting to be held __________ __, 199__, at 10:00 a.m., at _____________, or any adjournment thereof.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR the Proposal.

        In their discretion, the Proxies are authorized to vote on any other matters which may properly come before the Special Meeting or any adjournment thereof as set forth in the Proxy Statement.

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                PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND
          RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


 Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the Stockholder. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Co. ("American Stock Transfer") at the address appearing on the attached envelope. American Stock transfer's telecopy number is (718) 234-2287.

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                                                        /  SEE REVERSE /
                                                        /     SIDE     /
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BOS-BUS:214517.1

                           [Back Side of Proxy Card]

/X/ Please mark your
       votes as in this
       example

1. Proposal to approve and adopt the Merger Agreement and Plan of Reorganization, dated as of October 3, 1995, as amended and restated as of October 31, 1995, by and between Chemex Pharmaceuticals, Inc. and ACCESS Pharmaceuticals, Inc.

                     FOR / /    AGAINST / /    ABSTAIN / /


2. Proposal to amend Chemex's Certificate of Incorporation to increase the authorized capital stock of Chemex from 20,000,000 shares of common stock, $.04 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share, to 40,000,000 shares of common stock and 10,000,000 shares of preferred stock.

                     FOR / /    AGAINST / /    ABSTAIN / /


3. Proposal to amend Chemex's Certificate of Incorporation to effect a change in the name of Chemex to "ACCESS Pharmaceuticals, Inc."

                     FOR / /    AGAINST / /    ABSTAIN / /


4.  Proposal to establish the Chemex 1995 Stock Option Plan.

                     FOR / /    AGAINST / /    ABSTAIN / /


5. Proposal to ratify the selection by the Board of Directors of Chemex of Chemex's independent auditors.

                     FOR / /    AGAINST / /    ABSTAIN / /


6.  Election of Directors.

    Nominees:  Elizabeth Greetham    Class I-3 Year Term
               Vernon Taylor III     Class I-3 Year Term
               Paul Woolard          Class I-3 Year Term

                      FOR / /    WITHHOLD AUTHORITY / /

    For all, except vote withheld from the following nominee(s):

    ------------------------------------------------------------

7.  Proposal to approve an adjournment of the Special Meeting.

                     FOR / /    AGAINST / /    ABSTAIN / /


SIGNATURE(S)                                   DATE
            -----------------------------------     -----------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


BOS-BUS:214517.1